EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@NewEnergyTechnologiesInc.com

News Release

Independent Validation Confirms One-Year SolarWindow™ Financial Payback

Columbia, MD - April 8, 2015 – SolarWindow Technologies, Inc. (OTCQB: WNDW), today announced that engineers and research scientists at the University of North Carolina Charlotte Energy Production and Infrastructure Center (UNCC-EPIC) have independently reviewed and validated the Company’s SolarWindow™ proprietary Power Production and Financial Model. This Model calculates a financial payback of less than one year for the Company’s transparent electricity-generating SolarWindow™ technology.

Mr. David Causey, PE, Assistant Director at UNCC-EPIC

“SolarWindow™ coatings, when installed on tall towers and skyscrapers, could serve as a much sought-after clean micro-grid energy solution,” explained Mr. David Causey, PE, Assistant Director at UNCC-EPIC, The William States Lee College of Engineering. Mr. Causey has over 30 years of experience in mechanical system and component design for power generation. His work as an engineer includes operating nuclear plants; and coal, natural gas, or renewable energy projects.

Mr. Causey led his UNCC-EPIC team of engineering and science experts, who independently validated the modeling assumptions, reference data, and technical basis important to calculating the Company’s one-year financial payback period for SolarWindow™ systems. UNCC-EPIC validation also confirmed the proficiency of the Company’s methodology for modeling the performance of competing PV technologies.

Compared to conventional rooftop solar systems, SolarWindow™ technology installed on a 50-story building could generate up to 50-times greater power while delivering 15-times the environmental benefits, according to Company engineers. For conventional solar systems to produce the equivalent amount of power as SolarWindow™ would require at least 10-12 acres of valuable urban land at least 5-11 years for payback.

SolarWindow’s calculated payback of less than one year is the industry’s fastest published financial return.

“The calculated rapid rate of return for SolarWindow™ systems offers a strong financial incentive to potential customers seeking quick payback while substantially meeting their power requirements with a clean, renewable source of electricity,” explained Mr. Kenneth Schuckers, CPA, an expert in renewable energy tax credits.

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Mr. Schuckers contributed important energy and corporate tax know-how to development of the SolarWindow™ Financial Model. Ken Schuckers has 20-plus years of corporate tax experience with over a decade focused on R&D and other federal tax credits and incentives. His credentials include Deloitte & Touche, LLP (Corporate Tax Services), and Partner at Grant Thornton, LLP (R&D and Section 199 Practice Leader).

“SolarWindow’s modeling of a rapid one-year payback and today’s independent validation establish our leadership role in the renewable energy space,” explained Mr. John A. Conklin, President and CEO of SolarWindow Technologies, Inc.

“Having released the industry’s most compelling financial results, we now plan to aggressively push forward with maximizing durability and ensuring ease of large scale manufacturing. These are among the most important considerations to architects, building designers, developers, and potential commercial partners.”

SolarWindow™ transparent window coatings are under development for the estimated 85 million commercial buildings and detached homes in the United States.

SolarWindow™ technology has been demonstrated to U.S. Congress on Capitol Hill and is recipient of the 2013 Energy Innovation Award, recognized as the most promising global energy project of the year.

About the University of North Carolina Charlotte Energy Production and Infrastructure Center

The Energy Production and Infrastructure Center (EPIC) at UNC Charlotte was formed in response to the need from industry to supply highly trained engineers qualified to meet the demands of the energy industry – through traditional and continuing education, and provide sustainable support the Carolina energy industry by increasing capacity and support for applied research. EPIC is a highly collaborative industry/education partnership that produces a technical workforce, advancements in technology for the global energy industry while supporting the Carolinas’ multi-state economic and energy security. With industry encouragement and support from the North Carolina General Assembly, EPIC was formed to meet growing demands for highly trained power and energy professionals, and create innovative solutions that promote affordable, sustainable energy supplies. EPIC is charged with leading workforce, economic, and technology development efforts to support the Carolinas and the global energy industry.

EPIC works in conjunction with industry sponsors, UNC Charlotte’s Lee College of Engineering and Belk College of Business to expand energy engineering in the classroom. Our energy programs go beyond technical skills and pure engineering. Energy concentrations include topics such as project management, business acumen, collaborative teamwork, risk analysis and leadership. Currently, there are nearly 75 EPIC faculty members collaborating with students and industry partners.

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About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. is a developer of next generation electricity-generating SolarWindow™ coatings.

SolarWindow™ coatings generate electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing; and is the subject of a patent pending technology.

The Company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degree building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.solarwindow.com.

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For media inquiries, please contact Jerry Schranz at Solarwindow@antennagroup.com, or visit our Media Relations page for additional contact information: http://solarwindow.com/media/media-relations/.

For answers to frequently asked questions, please visit our FAQs page: http://solarwindow.com/investors/faqs/.

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the Company, SolarWindow™ technology development, and other corporate matters that are in the public domain. At this time, the Company will not post information on social media could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the Company to review the information we post on the Company’s website and the social media channels listed below:

• Facebook

• Twitter

* This list may be updated from time to time.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “Company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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